Exhibit 99.01

UNAUDITED CONSOLIDATED PRO-FORMA FINANCIAL INFORMATION

NRG Energy Inc. (NRG), a wholly-owned subsidiary of Xcel Energy, emerged from bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on Dec. 5, 2003. As part of the settlement agreement approved by the Bankruptcy Court among Xcel Energy, NRG and NRG’s creditors (“the Settlement”), Xcel Energy has divested all ownership interests in NRG as of the emergence date.

The following summary of unaudited pro-forma financial information for Xcel Energy gives effect to the divestiture of NRG, including events directly attributable to the transaction. This unaudited pro-forma summarized financial information should be read in conjunction with the historical financial statements and related notes of Xcel Energy, which are included in the 2002 Annual Report on Form 10-K, and the Sept. 30, 2003, Quarterly Report on Form 10-Q. The unaudited pro-forma Statements of Operations information for the year-to-date period ended Sept. 30, 2003 and the year ended December 31, 2002, assume that NRG had been divested on Jan. 1, 2002, the beginning of the earliest period presented. The unaudited pro-forma Balance Sheet as of September 30, 2003 assumes that NRG had been divested on that date.

These summarized pro-forma amounts do not include the future financial impacts that may occur from NRG’s filing for bankruptcy, or from implementing the Settlement. Also, the unaudited summarized pro-forma financial information does not necessarily indicate what Xcel Energy’s financial position or operating results would have been if NRG had been divested in the periods presented, and does not necessarily indicate future operating results of Xcel Energy (with or without NRG).

XCEL ENERGY INC. AND SUBSIDIARIES
Pro-Forma Consolidated Statements Of Operations
(Thousands of Dollars, Except Per Share Data)
For the Nine Months ended Sept. 30, 2003

		Pro-Forma
		Adjustments for
	As Reported	Divestiture		Adjusted
	9/30/2003 (a)	of NRG		9/30/2003

Operating revenues:
Electric utility	$4,507,913			$4,507,913
Natural gas utility	1,122,797			1,122,797
Electric and natural gas trading margin	18,264			18,264
Nonregulated and other	326,347			326,347

Total operating revenues	5,975,321	—		5,975,321
Operating expenses:
Electric fuel and purchased power — utility	2,050,148			2,050,148
Cost of natural gas sold and transported — utility	757,988			757,988
Cost of sales — Nonregulated and other	221,079			221,079
Other operating and maintenance expenses — utility	1,149,748			1,149,748
Other operating and maintenance expenses — nonregulated	99,357			99,357
Depreciation and amortization	597,734			597,734
Taxes (other than income taxes)	248,087			248,087
Special charges (d)	11,752			11,752

Total operating expenses	5,135,893	—		5,135,893

Operating income	839,428			839,428
Equity in losses of NRG	(363,825)	363,825	(b)	—
Interest and other income, net of nonoperating expenses	30,690			30,690
Interest charges and financing costs:
Interest charges — net of amounts capitalized	320,737			320,737
Distributions on redeemable preferred securities of subsidiary trusts	21,773			21,773

Total interest charges and financing costs	342,510	—		342,510

Income (loss) from continuing operations before income taxes	163,783	363,825		527,608
Income taxes (benefits)	39,837	105,000	(c)	144,837

Income (loss) from continuing operations	$123,946	$258,825		$382,771

Weighted average common shares outstanding (in thousands):
Basic	398,728			398,728
Diluted	399,144			399,144
Earnings per share — basic:
Income (loss) from continuing operations (e)	$0.31			$0.96

Earnings per share — diluted:
Income (loss) from continuing operations (e)	$0.31			$0.96

See accompanying Notes to Pro-Forma Financial Information

XCEL ENERGY INC. AND SUBSIDIARIES
Pro-forma Consolidated Statements Of Operations
(Thousands of Dollars, Except Per Share Data)
For the year ended December 31, 2002

		Pro-forma
		Adjustments for
	As Reported	Divestiture			Adjusted
	12/31/2002 (a)	of NRG			12/31/2002

Operating Revenues:
Electric utility	$5,435,377				$5,435,377
Natural gas utility	1,397,800				1,397,800
Electric and natural gas trading	8,485				8,485
Nonregulated and other	2,611,149	(2,212,153)	(b	)	398,996
Equity earnings from unconsolidated NRG affiliates	68,996	(68,996)	(b	)	—

Total operating revenues	9,521,807	(2,281,149)			7,240,658
Operating Expenses:
Electric fuel and purchased power — utility	2,199,099				2,199,099
Cost of natural gas sold and transported — utility	851,987				851,987
Cost of sales — nonregulated and other	1,361,466	(1,094,795)	(b	)	266,671
Other operating and maintenance expenses — utility	1,501,602				1,501,602
Other operating and maintenance expenses — nonregulated	787,968	(665,886)	(b	)	122,082
Depreciation and amortization	1,037,429	(256,199)	(b	)	781,230
Taxes (other than income taxes)	318,641				318,641
Special charges (d)	2,898,513	(2,852,285)	(b	)	46,228

Total operating expenses	10,956,705	(4,869,165)			6,087,540

Operating income (loss)	(1,434,898)	2,588,016			1,153,118
Interest and other income, net of nonoperating expenses	63,623	(8,929)	(b	)	54,694
Interest charges and financing costs:
Interest Charges — net of amounts capitalized	879,736	(493,956)	(b	)	385,780
Distributions on Redeemable Preferred Securities of Subsidiary Trusts	38,344				38,344

Total interest charges and financing costs	918,080	(493,956)			424,124

Income (loss) from continuing operations before income taxes	(2,289,355)	3,073,043			783,688
Income taxes (benefit)	(627,985)	871,382	(b	)(c)	243,397

Income (loss) from continuing operations	$(1,661,370)	$2,201,661			$540,291

Weighted average common shares outstanding (in thousands):
Basic	382,051				382,051
Diluted	382,051				382,051
Earnings (loss) per share — basic:
Income (loss) from continuing operations (e)	$(4.36)				$1.40

Earnings (loss) per share — diluted:
Income (loss) from continuing operations (e)	$(4.36)				$1.40

See accompanying Notes to Pro-forma Financial Information

XCEL ENERGY INC. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheet
(Thousands of Dollars, Except Per Share Data)

		Pro Forma
		Adjustment for
	As Reported	Divestiture			Adjusted
	9/30/2003 (a)	of NRG			9/30/2003

ASSETS
Current Assets:
Cash and cash equivalents	$695,698				$695,698
Accounts receivable — net of allowance	710,525	(53,569)	(f	)	656,956
Accrued unbilled revenues	316,943				316,943
Materials and supplies inventories — at average cost	181,707				181,707
Fuel inventory — at average cost	52,993				52,993
Natural gas inventories — replacement cost in excess of LIFO	156,609				156,609
Recoverable purchased natural gas and electric energy costs	193,926				193,926
Derivative instruments valuation — at market	21,226				21,226
Current deferred income tax	563,653	(563,653)	(g	)	—
Prepayments and other	225,101				225,101

Total Current Assets	3,118,381	(617,222)			2,501,159

Property, Plant and Equipment, at cost:
Electric utility plant	17,126,762				17,126,762
Nonregulated property and other	1,672,453				1,672,453
Natural gas utility plant	2,474,398				2,474,398
Construction work in progress	943,892				943,892

Total Property, Plant and Equipment	22,217,505	—			22,217,505
Less accumulated depreciation	(9,537,934)				(9,537,934)
Nuclear fuel — net of accumulated amortization	90,199				90,199

Net Property, Plant and Equipment	12,769,770	—			12,769,770

Other Assets:
Investments in unconsolidated affiliates	130,938				130,938
Notes receivable, including amounts from affiliates	2,880				2,880
Nuclear decommissioning fund and other investments	765,125				765,125
Regulatory assets	741,815				741,815
Derivative instruments valuation — at market	705				705
Prepaid pension asset	467,328				467,328
Goodwill, net	7,730				7,730
Intangible assets, net	58,213				58,213
Other	201,482	—			201,482

Total Other Assets	2,376,216	—			2,376,216

TOTAL ASSETS	$18,264,367	$(617,222)			$17,647,145

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$240,982				$240,982
Short-term debt	148,989				148,989
Accounts payable	684,360	(7,789)	(f	)	676,571
Taxes accrued	355,106				355,106
Dividends payable	—				—
Derivative instruments valuation — at market	47,563				47,563
NRG losses in excess of investment	927,414	(927,414)	(f	)	—
Settlement obligation related to NRG	—	—	(f	) (g)	—
Other	389,348				389,348

Total Current Liabilities	2,793,762	(935,203)			1,858,559

Deferred Credits and Other Liabilities:
Deferred income taxes	1,660,279	188,347	(f	)	1,848,626
Deferred investment tax credits	159,922				159,922
Regulatory liabilities	597,426				597,426
Derivative instruments valuation — at market	26,768				26,768
Benefit obligations and other	352,376				352,376
Asset retirement obligations	1,008,534				1,008,534
Customer advances	201,488				201,488
Minimum pension liability	128,053				128,053

Total Deferred Credits and Other Liabilities	4,134,846	188,347			4,323,193

Minority interest in subsidiaries	5,433				5,433
Commitments and contingencies Capitalization:
Long-term debt	6,411,736				6,411,736
Mandatorily redeemable preferred securities of subsidiary trusts	100,000				100,000
Preferred stockholders’ equity	104,260				104,260
Common stockholders’ equity	4,714,330	129,634	(f	)	4,843,964

TOTAL LIABILITIES AND EQUITY	$18,264,367	$(617,222)			$17,647,145

See accompanying Notes to Pro-Forma Financial Information.

NOTES TO PRO-FORMA FINANCIAL INFORMATION

The following notes provide additional information for the adjustments made to historical financial statements in determining the accompanying pro-forma financial information.

(a)	“As Reported” amounts for nine months ended Sept. 30, 2003, were derived from the unaudited consolidated financial statements included in Xcel Energy’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2003. These amounts already reflect the deconsolidation of NRG, which were reported on the equity method of accounting as of Jan. 1, 2003. The “As Reported” amounts for year ended Dec. 31, 2002, were derived from the audited consolidated financial statements included in Xcel Energy’s 2002 Annual Report on Form 10-K. NRG was reported as a consolidated subsidiary during the year ended Dec. 31, 2002.

(b)	Pro-forma adjustments reflect the elimination of NRG’s results of operations as recorded by Xcel Energy due to its assumed divestiture as of the beginning of the periods presented. The tax benefits recorded by NRG related to its operating losses, which are eliminated in this pro-forma adjustment, were $165,382.

(c)	Pro-forma adjustments reflect the elimination of income tax benefits accruing to Xcel Energy related to its expected write-off of its investment in NRG. Tax benefits were recorded in the amount of $105 million for the year-to-date period ended September 30, 2003 and $706 million for the year 2002. No pro forma adjustments have been made for tax benefits related to the tax effects of payments due under the Settlement agreement, since these benefits were not recorded in the periods reported herein.

(d)	No pro-forma adjustments have been made to eliminate NRG-related legal and other restructuring charges incurred at the Xcel Energy holding company level. These charges were approximately $12 million for the year-to-date period ended Sept. 30, 2003 and approximately $5 million for the year 2002.

(e)	Earnings per share also reflect the impact of dividend requirements on preferred stock, which reduce income from continuing operations in determining earnings available for common shareholders. Such dividend requirements were $3 million in the year-to-date period ended Sept. 30, 2003 and $4 million in the year 2002.

(f)	Pro-forma adjustments reflect the elimination of NRG-related assets and liabilities due to its assumed divestiture as of the date reported. NRG was reported under the equity method of accounting for 2003 due to its bankruptcy filing in May 2003. As such, the amounts eliminated included intercompany receivables and payables, the investment in NRG (a negative amount due to losses incurred in excess of cumulative investments made), and other comprehensive income attributable to NRG (related to cumulative foreign currency translation adjustments of $34 million and changes in fair value for derivative contracts qualifying as cash flow hedges of $(10) million). The pro forma adjustments of NRG’s equity accounting balances resulted in only one balance related to NRG, a $752 million Settlement obligation which was eliminated through the pro forma adjustment discussed in (g) below.

(g)	A pro forma adjustment has been made to reflect the assumed payment of Xcel Energy’s $752 million in obligations to NRG and its creditors related to the Settlement approved by the Bankruptcy Court. These obligations will be funded through deferred tax benefits, which have also been eliminated through pro forma adjustments to assume their realization in the amount of the $752 million settlement agreement. The $752 million in deferred tax benefits eliminated were reported partially in current assets and also in long-term liabilities.